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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
UTSTARCOM, INC.
(Name of Registrant as Specified in its Charter)
UTSTARCOM, INC.
(Name of Person(s) Filing Proxy Statement)

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UTSTARCOM, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 11, 2001

To The Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of UTStarcom, Inc. (the "Company"), a Delaware corporation, will be held on May 11, 2001 at 10:00 a.m., local time, at the Hilton Oakland Airport, 1 Hegenberger Road, Oakland, California 94621, for the following purposes:

      1.  To elect two Class I directors to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in the year 2004.

      2.  To approve the Company's 2001 Director Option Plan and the reservation for issuance thereunder of 1,200,000 shares of Common Stock.

      3.  To ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2001.

      4.  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 28, 2001 are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                      By Order of the Board of Directors

                      Michael J. Sophie
                       Assistant Secretary

Alameda, California
April 11, 2001

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

UTSTARCOM, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed Proxy is solicited on behalf of the Board of Directors of UTStarcom, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held May 11, 2001 at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Oakland Airport, 1 Hegenberger Road, Oakland, California 94621. The Company's telephone number at that location is 510/635-5000.

    These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 2000 were mailed on or about April 11, 2001 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

    Only stockholders of record at the close of business on March 28, 2001 are entitled to notice of and to vote at the Annual Meeting. As of March 28, 2001, 96,146,578 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Assistant Secretary of the Company at the Company's principal executive offices located at 1275 Harbor Bay Parkway, Alameda, California 94502, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR Proposals Two and Three, and as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Voting and Solicitation

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

    This solicitation of proxies is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees personally or by telephone, facsimile or telegram. No additional compensation will be paid to these persons for such services.

Quorum; Abstentions; Broker Non-Votes

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. All shares represented at the meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote (the "Votes Cast") with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

Deadlines for Submission of Stockholder Proposals for 2002 Annual Meeting

    Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission (the "SEC") and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company's 2002 Annual Stockholder Meeting must submit the proposal to the Company by December 12, 2001 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at the 2002 Annual Stockholder Meeting must submit the proposal to the Company prior to February 25, 2002.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

    The authorized number of directors is currently established at six. The Company's Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three-year terms. Currently there are two directors in each class. Each of the two Class II directors will hold office until the 2002 Annual Meeting or until his successor has been duly elected and qualified, and each of the two Class III directors will hold office until the 2003 Annual Meeting or until his successor has been duly elected and qualified. The two Class I directors are to be elected at this Annual Meeting.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, each of whom is currently a director of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

    The names of the two Class I nominees for director and the current Class II and Class III directors with unexpired terms, their ages as of the date of this Proxy Statement and certain information about them are set forth below:

Name of Director	Age	Principal Occupation	Director Since	Term Expires
Nominees for Class I Director:
Thomas J. Toy	46	Managing Director of Pacrim Venture Partners	1995	2001
Ying Wu	41	Executive Vice President and Vice Chairman of the Board of Directors of UTStarcom, Inc., President and Chief Executive Officer of UTStarcom (China) and Chairman of the Board of Directors of UTStarcom (Hangzhou), Ltd.	1995	2001
Continuing Class II Directors:
Larry D. Horner	67	Chairman of the Board of Directors of Pacific USA Holdings Corp.	2000	2002
Chauncey Shey	44	President of SOFTBANK China Holdings	1995	2002
Continuing Class III Directors:
Hong Liang Lu	46	President and Chief Executive Officer of UTStarcom, Inc.	1991	2003
Masayoshi Son	43	Chairman of the Board of Directors of UTStarcom, Inc., President, Chief Executive Officer and Director of SOFTBANK CORP., Chairman of the Board of Directors and Chief Executive Officer of SOFTBANK Holdings Inc. and Chairman of the Board of Directors of SOFTBANK America Inc.	1995	2003

    Except as set forth below, each nominee or incumbent director has been engaged in his principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Hong Liang Lu has served as President and Chief Executive Officer and as a director of the Company since June 1991. Mr. Lu co-founded the Company under its prior name, Unitech Telecom, Inc., in June 1991 which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. From 1983 until its merger with Kyocera in 1986, he served as President and Chief Executive Officer of Unison World, Inc., a software development company. From 1979 to 1983, he served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

    Larry D. Horner has served as a director of the Company since January 2000. Since 1994, Mr. Horner has served as Chairman of Pacific USA Holdings Corp. He continues to serve as Chairman of the Board and Chief Executive Officer of Asia Pacific Wire & Cable Corporation Limited, and as a director of American General Corp., Phillips Petroleum Company, Atlantis Plastics, Inc., Laidlaw Holdings Inc. and Newmark Homes Corp. Mr. Horner formerly served as Chairman and Chief Executive Officer of KPMG Peat Marwick from 1984 to 1990. Mr. Horner is a Certified Public Accountant, holds a B.S. from the University of Kansas and is a graduate of the Stanford Executive Program.

    Chauncey Shey has served as a director of the Company since October 1995. Mr. Shey has served as President of SOFTBANK China Holdings since December 1999. From July 1999 to December 1999, he served as President of DirecTouch Communications Limited. From October 1995 to July 1999, Mr. Shey served as Executive Vice President of the Company in charge of Research and Development. From March to October 1995, he served as Executive Vice President of StarCom Network Systems, Inc., where he worked in research and development as well as in operation and strategy planning. From March 1991 to March 1995, he served as Executive Vice President of StarCom Products, Inc., a consulting business that developed software products and provided expertise in the fields of computers and telecommunications. In that position he was responsible for operations, financial management and marketing. From December 1990 to December 1991, Mr. Shey served as a consultant at Bell Labs. He holds a B.S. in Electrical Engineering from Shanghai Jiao Tong University and an M.S. in Computer Science from the State University of New York at New Paltz.

    Masayoshi Son has served as Chairman of the Board of Directors of the Company since October 1995. For more than 16 years, Mr. Son served as President and Chief Executive Officer and as a director of SOFTBANK CORP., a leading global provider of Internet content, technology and services. Mr. Son also serves as a director of PASONA SOFTBANK Inc., Yahoo Japan Corporation, Aozora Bank, Ltd. and E*TRADE Group, Inc. Mr. Son also serves as Chairman of the Board of Directors and Chief Executive Officer of SOFTBANK Holdings Inc. and Chairman of the Board of Directors of SOFTBANK America Inc. From April 1998 to October 1999, Mr. Son served as a director of Ziff-Davis, Inc. Mr. Son holds a B.A. in Economics from the University of California at Berkeley.

    Thomas J. Toy has served as a director of the Company since July 1995. Since March 1999, Mr. Toy has served as Managing Director of Pacrim Venture Partners, a professional venture capital firm specializing in investments in the information technology sector. Prior to that he was a partner at Technology Funding, a professional venture capital firm, from January 1987 to March 1999. While at Technology Funding, Mr. Toy was Managing Director of Corporate Finance and headed the firm's investment committee. Mr. Toy also serves as a director of White Electronic Designs Inc. Mr. Toy holds B.A. and M.M. degrees from Northwestern University.

    Ying Wu has served as the Executive Vice President and Vice Chairman of the Board of Directors of the Company since October 1995. Mr. Wu has also served as the President and Chief Executive Officer of one of the subsidiaries of the Company, UTStarcom China, since October 1995. Mr. Wu was a co-founder of, and from February 1991 to September 1995 served as Senior Vice President of, StarCom Network Systems, Inc., a company that marketed and distributed third party telecommunications equipment. From 1988 to 1991, Mr. Wu served as a member of the technical staff of Bellcore Laboratories. From 1987 through 1988, Mr. Wu served as a consultant at AT&T Bell Labs. He holds a B.S. in Electrical Engineering from Beijing Industrial University and an M.S. in Electrical Engineering from the New Jersey Institute of Technology.

Board Meetings and Committees

    The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 31, 2000. During fiscal 2000, each of the directors attended 75% or more of the meetings of the Board of Directors and the Committees of the Board on which he served held subsequent to his becoming a director or his appointment to such committee, except for Director Son. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

    The Audit Committee of the Board of Directors currently consists of Directors Horner, Shey and Toy, and held four meetings during the last fiscal year. Director Shey became a member of the Audit Committee in April 2001, following the resignation of Director Xue, who resigned in December 2000. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors currently consists of Directors Horner and Toy, and held two meetings during the last fiscal year. Director Horner became a member of the Compensation Committee in December 2000, following the resignation of Director Xue. The Compensation Committee establishes the policies upon which compensation of and incentives for the Company's executive officers will be based, reviews and approves the compensation of the Company's executive officers, and administers the Company's stock option and stock purchase plans.

Director Compensation

  General Compensation

    The Company's directors do not receive cash for services they provide as directors. The Company's employees do not receive any compensation for serving on the Board of Directors.

  1997 Stock Option Plan

    Pursuant to the Company's 1997 Stock Option Plan, the following stock options were granted to directors:

    Director Horner was granted options to purchase 20,000 shares of common stock at an exercise price of $13.00 per share on January 31, 2000; 10,000 shares of common stock at an exercise price of $15.00 per share on October 18, 2000; and 7,500 shares of common stock at an exercise price of $12.50 per share on December 21, 2000. The options granted to Director Horner as of January 31, 2000 vested fully on January 31, 2001. The remaining options granted to Director Horner vest in equal monthly portions over two years, provided Director Horner continues as a service provider on each vesting date.

    Director Shey was granted options to purchase 10,000 shares of common stock at an exercise price of $15.00 per share on October 18, 2000 and 7,500 shares of common stock at an exercise price of $12.50 per share on December 21, 2000. The options granted to Director Shey vest in equal monthly portions over two years, provided Director Shey continues as a service provider on each vesting date.

    Director Son was granted an option to purchase 10,000 shares of common stock at an exercise price of $15.00 per share on October 18, 2000. The option granted to Director Son vests in equal monthly portions over two years, provided Director Son continues as a service provider on each vesting date.

    Director Toy was granted options to purchase 10,000 shares of common stock at an exercise price of $15.00 per share on October 18, 2000 and 7,500 shares of common stock at an exercise price of $12.50 per share on December 21, 2000. The options granted to Director Toy vest in equal monthly portions over two years, provided Director Toy continues as a service provider on each vesting date.

Required Vote

    The two nominees receiving the highest number of votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

PROPOSAL TWO

APPROVAL OF THE 2001 DIRECTOR OPTION PLAN

    On March 2, 2001, the Board of Directors adopted the Company's 2001 Director Option Plan (the "2001 Director Plan") and, subject to stockholder approval, reserved for issuance thereunder 1,200,000 shares of Common Stock. As of April 11, 2001, no options had been granted pursuant to the 2001 Director Plan.

    Only those directors who are not employees of the Company ("Outside Directors") will receive stock option grants under the 2001 Director Plan. As of the date hereof, Directors Horner, Shey, Son and Toy are Outside Directors. All grants of options to Outside Directors are automatic and nondiscretionary.

    After the plan is approved, each Outside Director shall be automatically granted an option to purchase eighty thousand (80,000) shares of Common Stock (the "First Option") on the date on which such person first becomes an Outside Director (the "Anniversary Date"). A director who is an employee of the Company who ceases employment with the Company to become an Outside Director shall receive an option to purchase twenty thousand (20,000) shares of Common Stock (a "Subsequent Option") at the Company's first annual meeting of stockholders following such conversion to an Outside Director and at each subsequent annual stockholder meeting thereafter, provided he or she is serving as an Outside Director on each such date. At such time as each Outside Director's First Option is fully vested, each Outside Director shall be automatically granted a Subsequent Option on the Anniversary Date of each year provided he or she is then an Outside Director.

    Under the terms of the 2001 Director Plan, the exercise price of each option granted is the market value of the Common Stock on the date of grant. Such options have terms of 10 years, but terminate earlier if the individual ceases to serve as a director. The First Option grants vest as follows: 25% of shares subject to the First Option vest on each anniversary of its date of grant. The Subsequent Option grants vest as follows: 100% of the shares subject to the Subsequent Option vest on the anniversary of its date of grant.

    The Company believes that the 2001 Director Plan will facilitate attracting highly qualified directors, permit equity participation in the Company by the non-employee directors of the Company as consideration for their service on the Board of Directors and provide directors with an equity incentive associated with the success of the Company's business.

    For a description of the principal features of the Plan, see "Appendix A—Description of the UTStarcom, Inc. 2001 Director Option Plan."

2001 Director Option Plan Benefits

    The following table sets forth information with respect to stock option grants expected to be made in the current fiscal year under the 2001 Director Plan to the Company's Outside Directors:

New Plan Benefits Table

Name of Individual or Identity of Group	Options to be Granted During Fiscal 2001(1)
Larry D. Horner	80,000
Chauncey Shey	80,000
Masayoshi Son	80,000
Thomas J. Toy	80,000

(1)
The exercise price for all grants will be the closing price of the Company's common stock on The Nasdaq National Market on the last trading day prior to the date of grant.

Required Vote

    Approval of the 2001 Director Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE 2001 DIRECTOR OPTION PLAN AND THE RESERVATION OF 1,200,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT
PUBLIC ACCOUNTANTS

    The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001 and recommends that the stockholders ratify this selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000

  Audit Fees

    Fees for the fiscal year ended December 31, 2000 audit and the reviews of Forms 10-Q were $1.137 million for which an aggregate amount of $494,000 had been billed through December 31, 2000.

  Financial Information Systems Design and Implementation Fees

    The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

  All Other Fees

    Fees billed for the fiscal year ended December 31, 2000 for all other non-audit services rendered to the Company, including tax related services and services related to the Company's initial public offering totaled $1.179 million.

    Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants is not required by the Company's Bylaws or other applicable legal requirement. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at anytime during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

    The Audit Committee of the Board of Directors did not consider whether additional fees other than audit fees was compatible with maintaining the principal accountant's independence.

Required Vote

    The affirmative vote of the holders of a majority of the Votes Cast will be required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

Other Matters

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation Tables

    The table below sets forth information for the two most recently completed fiscal years concerning the compensation of (i) the Chief Executive Officer of the Company and (ii) the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of the fiscal year ended December 31, 2000 (the "Named Executive Officers"):

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Securities Underlying Options/SARs (#)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)			All Other Compensation ($)(2)
Hong Liang Lu President, Chief Executive Officer and Director	2000 1999	$250,000 205,500	$50,000 10,000	$	— —	350,000 400,000	$6,110 5,550
Ying Wu Executive Vice President, Chief Executive Officer, China, and Director	2000 1999	200,000 157,250	50,000 7,500		— 5,000	185,000 80,000	8,491 8,127
Michael Sophie(3) Chief Financial Officer and Vice President, Finance	2000 1999	210,000 66,667	50,000 20,000		— —	100,000 740,000	5,944 1,188
Gerald Soloway(4) Vice President, Engineering	2000 1999	155,000 136,913	50,000 50,000		— —	200,000 164,000	4,224 2,629
Bill Huang(5) Chief Technology Officer	2000 1999	165,000 158,587	30,000 4,688		— —	105,000 —	6,110 5,511

(1)
Includes bonuses earned during the fiscal year and paid in the subsequent year.

(2)
Consists of health insurance premiums paid by the Company on behalf of the officers.

(3)
Mr. Sophie began his employment with the Company in August 1999.

(4)
Mr. Soloway has been the Vice President of Engineering since January 1999.

(5)
Mr. Huang has been the Chief Technology Officer since September 1999.

Option Grants

    The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the fiscal year ended December 31, 2000.

Option Grants in Last Fiscal Year

Individual Grants
		% of Total Options Granted to Employees in Fiscal Year(2)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
Number of Securities Underlying Options Granted(#)
Exercise or Base Price ($/sh)
Expiration Date
Name					5%($)	10%($)

Hong Liang Lu	150,000 100,000 100,000	3.1 2.1 2.1%	$13.00 15.00 12.50	02/04/2010 10/18/2010 12/21/2010	$1,226,345 943,342 786,118	$3,107,798 2,390,614 1,992,178
Ying Wu	75,000 55,000 55,000	1.5 1.1 1.1	13.00 15.00 12.50	02/04/2010 10/18/2010 12/21/2010	613,172 518,838 432,365	1,553,899 1,314,838 1,095,698
Michael Sophie	50,000 50,000	1.0 1.0	15.00 12.50	10/18/2010 12/21/2010	471,671 393,059	1,195,307 996,089
Gerald Soloway	50,000 50,000 55,000 45,000	1.0 1.0 1.1 0.9	13.00 26.75 15.00 12.50	02/04/2010 07/21/2010 10/18/2010 12/21/2010	408,782 841,147 518,838 353,753	1,035,933 2,131,631 1,314,838 896,480
Bill Huang	10,000 50,000 45,000	0.2 1.0 0.9	13.00 15.00 12.50	02/04/2010 10/18/2010 12/21/2010	81,756 471,671 353,753	207,187 1,195,307 896,480

(1)
Potential realizable values are computed by (a) multiplying the number of shares of Common Stock subject to a given option by the exercise price per share, (b) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

(2)
Based on an aggregate of 4,848,697 shares subject to options granted to the Company's employees in 2000.

Option Exercises and Values

    The following table sets forth information for the Company's Named Executive Officers relating to the number and value of securities underlying exercisable and unexercisable options they held at December 31, 2000.

Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End(#)
					Value of Unexercised In-the-Money Options at FY-End($)(3)
	Shares Acquired on Exercise(#)
		Value Realized ($)(1,2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Hong Liang Lu	—	—	341,666	608,334	$4,305,646	$3,566,674
Ying Wu	446,123	$5,418,699	513,691	231,666	7,402,079	893,326
Michael Sophie	50,000	850,000	206,406	583,594	2,221,666	5,348,134
Gerald Soloway	14,000	130,999	85,876	312,124	929,236	1,455,664
Bill Huang	200,000	3,355,901	247,992	113,996	3,613,510	323,876

(1)
For option exercises that occurred after March 2, 2000, the "Value Realized" is based on the closing price of the Company's Common Stock as quoted on The Nasdaq National Market on the date of exercise, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(2)
For option exercises that occurred on or before March 2, 2000, the "Value Realized" calculation is based on a fair market value of $13.00, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(3)
The value of unexercised in-the-money options is calculated based on the difference between the closing price of $15.50 per share as quoted on The Nasdaq National Market on December 29, 2000, and the exercise price for the shares, multiplied by the number of shares underlying the option.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Report

    The information contained in the following report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

Introduction

    The Compensation Committee of the Board of Directors (the "Committee") was established on January 31, 1997 and is comprised solely of outside directors. In general, the Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company's Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefor and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers of the Company have been generally established at or near the start of each fiscal year, and final bonuses for executive officers have been determined at the end of each fiscal year based upon such individual's performance and the performance of the Company.

Executive Compensation

    The Company's compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

Cash-based Compensation

    The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive's and the Company's performance. For this reason, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

    Base salaries for executive officers are established considering a number of factors, including the Company's profitability; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process.

    An executive's annual performance award generally depends on the financial performance of the Company relative to profit targets and the executive's individual performance. These targets are reviewed at least annually to meet the changing nature of the Company's business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

Equity-based Compensation

    The Committee administers an option program pursuant to which members of management, including the Company's executive officers, may receive annual option grants as of the time of their reviews each year from a pool of shares set aside by the Company. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company's stockholders. The allocation of the option pool, other than the shares allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer for approval by the Committee. The allocation of shares from the option pool to the Chief Executive Officer is recommended by the Chief Financial Officer for approval by the Committee. In granting stock options to the executive officers, the Chief Executive Officer and the Committee consider a number of objective and subjective factors, including the executive's position and responsibilities at the Company, such executive's past and anticipated individual performance, current survey data with respect to market rates for option compensation and other factors that they may deem relevant. Options generally vest over a four year period to encourage optionholders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's Common Stock increases relative to the market price at the date of grant.

Chief Executive Officer Compensation

    The Committee generally uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During the fiscal year ended December 31, 2000, Mr. Lu received a base salary of $250,000 for serving as the Chief Executive Officer of the Company and a bonus of $50,000. In the fiscal year ended December 31, 2000, the Committee also granted Mr. Lu options to purchase 350,000 shares of the Company's Common Stock pursuant to the Company's stock option plan.

Tax Deductibility of Executive Compensation

    The Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Summary

    The Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee consists of Directors Horner and Toy, none of whom has interlocking relationships as defined by the SEC.

                      The Compensation Committee

                      Larry Horner
                      Thomas Toy

REPORT OF THE AUDIT COMMITTEE

    The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.

    Established on January 31, 1997, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company's financial statements. The Audit Committee held four meetings during the last fiscal year. Each of the members of the Audit Committee, except Director Shey, who was appointed to the Audit Committee in April 2001, is independent as defined by our standards as set forth in the Audit Committee Charter and the Nasdaq listing standards. A copy of the current Audit Committee Charter is attached to this Proxy Statement as Appendix B.

    Director Shey is currently the President of SOFTBANK China Holdings, a joint venture between the Company and the Company's largest stockholder SOFTBANK Corp. From July 1999 to December 1999, he served as the President of DirecTouch Communications Limited. From October 1995 to July 1999, he was the Executive Vice President in charge of the Company's Research and Development. Director Shey's employment with the Company within the past three years renders him ineligible to be an "independent" director under the rules of the National Association of Securities Dealers. Nonetheless, the Company's Board of Directors believe that it is in the best interests of the Company and its stockholders to have Director Shey on the Audit Committee because of the unique knowledge in financial matters that Director Shey gained through his association with SOFTBANK China Holdings and DirecTouch Communications Limited. In addition, as the President of a joint venture that has as its partner the Company and the Company's largest stockholder, his interests in ensuring that the financial statements are accurate and the internal controls of the Company are adequate to detect fraud, errors, or omissions in the financial reporting activities of the Company are strongly aligned with those of the other stockholders of the Company.

Audited Financial Statements

    The Audit Committee has reviewed the audited financial statements prepared for the fiscal year ended December 31, 2000. The Audit Committee has discussed the audited financial statements with various members of management of the Company.

    In addition, the Audit Committee has discussed the audited financials with PricewaterhouseCoopers LLP, the Company's independent auditors for the last fiscal year ("PricewaterhouseCoopers"), including such items as Statement on Auditing Standards No. 61 requires. The Audit Committee has also received from PricewaterhouseCoopers a letter and other written disclosures required under Independence Standards Board Standard No. 1, and has had discussions with PricewaterhouseCoopers regarding the independence of the Company's independent accountants.

    After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the last fiscal year be included in the Company's Annual Report on Form 10-K.

                      The Audit Committee

                      Larry Horner
                      Chauncey Shey
                      Thomas Toy

COMPANY'S STOCK PERFORMANCE

    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq composite (U.S. and foreign) index and S&P Telecommunications (Cellular/Wireless) index for the period commencing on March 3, 2000, the first day the Company's Common Stock was traded on The Nasdaq National Market, and ending on December 31, 2000. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

    The graph assumes that $100.00 was invested on March 3, 2000 in the Company's Common Stock and in each index (based on the initial public offering price of $18 per share), and that all dividends were reinvested. No cash dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a 52 week fiscal year which ended on Sunday, December 31, 2000. Under the assumptions stated above, over the period from March 3, 2000 to December 31, 2000 the total return on an investment in the Company would have been -13.89% as compared to -47.81% for the Nasdaq composite (U.S. and foreign) index and -32.03% for the S&P Telecommunications (Cellular/Wireless) index shown below.

STOCK PRICE PERFORMANCE GRAPH FOR
UTSTARCOM, INC.

COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*
AMONG UTSTARCOM, INC., THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
AND THE S & P TELECOMMUNICATIONS (CELLULAR/WIRELESS) INDEX

      * $100 INVESTED ON 3/3/00 IN STOCK OR ON 2/28/00
      IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING DECEMBER 31.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of February 28, 2001 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company's directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Beneficial Owner	Shares Beneficially Owned(1)	Approximate Percent Owned(1)
Entities affiliated with SOFTBANK CORP(2) c/o SOFTBANK CORP. 24-1 Nihonbashi-Hakozakicho Chuo-ku, Tokyo 103-8501 JAPAN	45,094,514	46.96%
Masayoshi Son(3) c/o SOFTBANK CORP. 24-1 Nihonbashi-Hakozakicho Chuo-ku, Tokyo 103-8501 JAPAN	45,097,014	46.96%
Ying Wu(4) c/o UTStarcom (China) Ltd. 11th Floor, CNT Manhattan Building No. 6 Chao Yang Men Be Da Jie Street Beijing, 100027 China	6,078,425	6.29%
Chauncey Shey(5) 788 Hong Xu Road, #43 Suite 1501 Shanghai, 201103 China	5,388,897	5.59%
Hong Liang Lu(6)	3,511,541	3.64%
Thomas J. Toy(7)	54,550	*
Bill Huang(8)	1,115,348	1.16%
Gerald Soloway(9)	123,643	*
Michael Sophie(10)	189,445	*
Larry Horner(11)	23,750	*
All current directors and officers as a group (11 persons) (12)	62,534,690	63.34%

*
Less than 1%

(1)
Includes any shares issuable pursuant to options held by the person or group in question which may be exercised within 60 days of February 28, 2001.

(2)
Includes 44,651,630 shares registered in the name of SOFTBANK America, Inc., a Delaware corporation, and 442,884 shares registered in the name of SOFTBANK Ventures Inc., a Japanese corporation. SOFTBANK America, Inc. is a wholly owned subsidiary of SOFTBANK Holdings Inc., a Massachusetts corporation. SOFTBANK Holdings Inc. and SOFTBANK Ventures, Inc. are wholly owned subsidiaries of SOFTBANK CORP., a Japanese corporation.

(3)
Represents 45,094,514 shares beneficially owned by entities affiliated with SOFTBANK CORP. Mr. Son is President, Chief Executive Officer and major stockholder of SOFTBANK CORP. Mr. Son disclaims beneficial ownership of these shares except to the extent of his pecuniary interest, if any, therein. Includes 2,500 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2001.

(4)
Includes 1,950,000 shares registered in the name of Wu Partners, a California Limited Partnership, of which Mr. Wu is general partner. Also includes up to 250,000 shares issuable upon redemption by Wu Partners of its interest in the Altavera Capital Fund LLP. Includes 84,000 shares registered in the name of Yalan Wang Wu, 25,307 shares registered in the name of Ashley Wu, and 25,307 shares registered in the name of Richard Wu. Yalan Wang Wu is Mr. Wu's wife, and Ashley Wu and Richard Wu are Mr. Wu's children. Mr. Wu may be deemed the beneficial owner of the shares. Includes 542,235 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2001.

(5)
Includes 2,515,000 shares registered in the name of Shey Partners, a California Limited Partnership, of which Mr. Shey is general partner. Also includes up to 150,000 shares issuable upon redemption by Shey Partners of its interest in the Altavera Capital Fund LLP. Includes 19,000 shares registered in the name of Qiwei Qiu, trustee of the Rebecca Shey Trust—1997 UTA dated December 20, 1997. Qiwei Qiu, trustee, is Mr. Shey's wife and Rebecca Shey is Mr. Shey's daughter. Mr. Shey may be deemed the beneficial owner of the shares. Includes 389,614 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2001.

(6)
Includes 229,000 shares owned by The Lu Family Limited Partnership, of which Mr. Lu is a general partner. Includes 5,332 shares registered in the name of Brian Lu, 5332 shares registered in the name of Benjamin Lu, and 5,332 shares registered in the name of Melissa Lu. Brian Lu, Benjamin Lu, and Melissa Lu are Mr. Lu's children. Mr. Lu may be deemed the beneficial owner of the shares. Includes 418,753 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2001.

(7)
Includes 53,750 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2001.

(8)
Includes 136,000 shares owned by the 2000 Huang Family Limited Partnership, of which Mr. Huang is a general partner. Includes 4,800 shares registered in the name of Alexander Huang, and 4,800 shares registered in the name of Helen Huang. Alexander Huang and Helen Huang are Mr. Huang's children. Mr. Huang may be deemed the beneficial owner of the shares. Includes 250,910 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2001.

(9)
Includes 500 shares owned by Rachel M. Soloway, Mr. Soloway's daughter. Includes 108,130 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2001.

(10)
Includes 188,073 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2001.

(11)
Includes 23,750 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2001.

(12)
Includes 2,701,385 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In October 1996, the Company loaned Bill Huang, Vice President and Chief Technology Officer and a stockholder of the Company, the sum of $156,627 to purchase a house. The loan bears simple interest at the rate of 3% per annum, payable within ten years. The outstanding balance, including accrued interest, as of December 31, 2000 was $146,615. Bill Huang repaid this loan in full on March 30, 2001.

    In February 1999, the Company loaned Bill Huang $153,453 to allow him to exercise expiring stock options. The loan is secured by a deed of trust. The loan bears no interest and is due and payable within three years. Bill Huang repaid this loan in full on April 10, 2001.

    In December 2000, the Company entered into a Professional Services Agreement with VoDa Tech, Corp. whereby the Company shall pay VoDa Tech, Corp. $12,500 per month for services rendered by VoDa Tech, Corp. This agreement terminates on June 14, 2001. Bill Huang and his wife Minnie Huang, together, own all of the outstanding shares of VoDa Tech, Corp.

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties except for the interest rates associated with the October 1996 and February 1999 loans to Bill Huang. The Company intends that all future transactions, including loans, between itself and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements except for the following inadvertent late filings:

  •
  On February 14, 2001, Director Wu reported on Form 5 the purchase of 1,000 shares of the Company's Common Stock at $18.00 per share, which was purchased by Director Wu on March 2, 2000, instead of on the required Form 4 by the reporting date of April 10, 2000;

  •
  On February 14, 2001, Mr. Gerald Soloway reported on Form 5 the purchase of 500 shares of the Company's Common Stock at $18.00 per share, which was purchased by Rachel M. Soloway on March 2, 2000, instead of on the required Form 4 by the reporting date of April 10, 2000; and

  •
  On March 12, 2001, Mr. Bill Huang reported by amendment to his Form 5 the transfer by gift of 300 shares of the Company's Common Stock, which was gifted by him to David Bromley on November 13, 2000, instead of on the required Form 5 by the reporting date of February 14, 2001.

OTHER MATTERS

    The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Michael J. Sophie
                       Assistant Secretary

Dated: April 11, 2001

Appendix A

Description of the UTStarcom, Inc. 2001 Director Option Plan

Description of the UTStarcom, Inc. 2001 Director Option Plan

    General.  The purpose of the 2001 Director Option Plan (the "2001 Director Plan") is to attract and retain the best available non-employee personnel for service as directors ("Outside Directors"), to provide additional incentive to the Outside Directors and to encourage their continued service on the Board of Directors (the "Board"). Options granted under the 2001 Director Plan are nonstatutory stock options.

    Administration.  The 2001 Director Plan may generally be administered by the Board, although grants made under the 2001 Director Plan are automatic and non-discretionary.

    Eligibility.  Options may be granted under the 2001 Director Plan only to Outside Directors.

    Terms and Conditions of Options.  Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

      (a)  Option Grants.  All grants of options to Outside Directors are automatic and nondiscretionary. Each Outside Director shall be automatically granted an option to purchase eighty thousand (80,000) Shares (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this 2001 Director Plan (which is the date the Company's stockholders approve the plan) or (B) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (the "Anniversary Date"); provided, however, that a director who is an employee of the Company ("Inside Director") who ceases to be an Inside Director but who remains a director shall not receive a First Option. In the event an Outside Director does not receive a First Option due to previously being an Inside Director, such Outsider Director shall receive a Subsequent Option at the Company's first annual meeting of stockholders following such conversion from an Inside Director to an Outside Director and at each subsequent annual stockholder meetings thereafter, provided such Outside Director is serving as an Outside Director on each such date. At such time as each Outside Director's First Option is fully vested, each Outside Director shall be automatically granted an option to purchase twenty thousand (20,000) Shares (a "Subsequent Option") on the Anniversary Date of each year provided he or she is then an Outside Director.

      (b)  Exercise Price.  The exercise price per share is 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock on The Nasdaq National Market (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

      (c)  Exercise of Option; Form of Consideration.  The First Option becomes exercisable as to twenty-five percent (25%) of the shares subject to the First Option on each anniversary of its date of grant, provided the Outside Director continues to serve as a director on such dates. The Subsequent Option becomes exercisable as to one hundred percent (100%) of the shares subject to the Subsequent Option on the anniversary of its date of grant, provided the Outside Director continues to serve as a director on such date. The 2001 Director Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercise, any combination thereof.

      (d)  Term of Option.  The term of an option is 10 years from the date of grant. No option may be exercised after the expiration of its term.

      (e)  Termination of Director Status.  If an optionee's status as a director terminates for any reason (other than death or disability), then the optionee may exercise the option, but only within three (3) months following the date of such termination, and only to the extent that the optionee was entitled to exercise the option on the date of such termination. The 2001 Director Plan provides for up to twelve (12) months for the option to be exercised after the optionee's death or disability. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

      (f)  Nontransferability of Options.  Options granted under the 2001 Director Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

      (g)  Adjustments Upon Changes in Capitalization.  In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2001 Director Plan, the number and class of shares of stock subject to any option outstanding under the 2001 Director Plan, and the exercise price of any such outstanding option.

      (h)  Effect of Dissolution or Liquidation.  In the event of a liquidation or dissolution, any unexercised options will terminate.

      (i)  Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the "Successor Corporation"). If an option is assumed or substituted for, the option or equivalent option shall continue to be exercisable pursuant to the 2001 Director Plan for so long as the optionee serves as a director of the Company or a director of the Successor Corporation. Following such assumption or substitution, if the optionee's status as a director of the Company or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the optionee, the option shall become fully exercisable, including as to shares for which it would not otherwise be exercisable. Thereafter, the option shall remain exercisable in accordance the 2001 Director Plan.

    If the Successor Corporation does not assume an outstanding option or substitute for it an equivalent option, the option shall become fully vested and exercisable, including as to shares for which it would not otherwise be exercisable.

    Amendment and Termination of the 2001 Director Plan.  The Board may amend, alter, suspend or terminate the 2001 Director Plan, or any part thereof, at any time and for any reason. No such action by the Board may alter or impair any option previously granted under the 2001 Director Plan without the written consent of the optionee. The Company shall obtain shareholder approval for any amendment to the 2001 Director Plan to the extent necessary and desirable to comply with applicable law. Unless terminated earlier, the 2001 Director Plan shall terminate ten years from the date of its approval by the shareholders or the Board of the Company, whichever is earlier.

Federal Income Tax Consequences

    Nonstatutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares issued upon such exercise over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000.00 against other income.

    The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options under the 2001 Director Plan. It does not purport to be complete, and does not discuss the tax consequences of the director's death or the provisions of the income tax laws of any municipality, state or foreign country in which the director may reside.

Appendix B

Charter for the Audit Committee

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
UTSTARCOM, INC.

  PURPOSE:

    The purpose of the Audit Committee of the Board of Directors of UTStarcom, Inc. (the "Company") shall be:

  •
  to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  •
  to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

  •
  to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

  •
  to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

    The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

  MEMBERSHIP:

    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

  1.
  Each member will be an independent director, in accordance with The Nasdaq National Market Audit Committee requirements;

  2.
  Each member will be able to read and understand fundamental financial statements, in accordance with The Nasdaq National Market Audit Committee requirements; and

  3.
  At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

  RESPONSIBILITIES:

    The responsibilities of the Audit Committee shall include:

  •
  Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  •
  Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

  •
  Reviewing fee arrangements with the independent auditors;

  •
  Reviewing the independent auditors' proposed audit scope, approach and independence;

  •
  Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

  •
  Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

  •
  Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  •
  Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

  •
  Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

  •
  Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A;

  •
  Reviewing the Audit Committee's own structure, processes and membership requirements; and

  •
  Performing such other duties as may be requested by the Board of Directors.

  MEETINGS:

    The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

    The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

  MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

  REPORTS:

    Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

Appendix C

UTSTARCOM, INC.
2001 DIRECTOR OPTION PLAN

    1.  Purposes of the Plan.  The purposes of this 2001 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

    All options granted hereunder shall be nonstatutory stock options.

    2.  Definitions.  As used herein, the following definitions shall apply:

      (a) "Board" means the Board of Directors of the Company.

      (b) "Code" means the Internal Revenue Code of 1986, as amended.

      (c) "Common Stock" means the common stock of the Company.

      (d) "Company" means UTStarcom, Inc., a Delaware corporation.

      (e) "Director" means a member of the Board.

      (f)  "Disability" means total and permanent disability as defined in section 22(e)(3) of the Code.

      (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

      (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (i)  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

        (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Board deems reliable;

        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

        (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

      (j)  "Inside Director" means a Director who is an Employee.

      (k) "Option" means a stock option granted pursuant to the Plan.

      (l)  "Optioned Stock" means the Common Stock subject to an Option.

      (m) "Optionee" means a Director who holds an Option.

      (n) "Outside Director" means a Director who is not an Employee.

      (o) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (p) "Plan" means this 2001 Director Option Plan.

      (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

      (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

    3.  Stock Subject to the Plan.  Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,200,000 Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

    4.  Administration and Grants of Options under the Plan.

      (a) Procedure for Grants.  All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

        (i)  No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

        (ii) Each Outside Director shall be automatically granted an Option to purchase eighty thousand (80,000) Shares (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (the "Anniversary Date"); provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

        (iii) At such time as each Outside Director's First Option is fully vested, each Outside Director shall be automatically granted an Option to purchase twenty thousand (20,000) Shares (a "Subsequent Option") on the Anniversary Date of each year provided he or she is then an Outside Director. In the event an Outside Director does not receive a First Option due to previously being an Inside Director, such Outside Director shall receive a Subsequent Option at the Company's first annual meeting of the stockholders following such conversion from an Inside Director to an Outside Director and at each subsequent annual stockholder meeting thereafter, provided such Outside Director is serving as an Outside Director on each such date.

        (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 16 hereof.

        (v) The terms of a First Option granted hereunder shall be as follows:

          (A) the term of the First Option shall be ten (10) years.

          (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

          (C) the exercise price per Share shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the First Option.

          (D) subject to Section 10 hereof, the First Option shall become exercisable as to twenty-five percent (25%) of the Shares subject to the First Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

        (vi) The terms of a Subsequent Option granted hereunder shall be as follows:

          (A) the term of the Subsequent Option shall be ten (10) years.

          (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

          (C) the exercise price per Share shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Subsequent Option.

          (D) subject to Section 10 hereof, the Subsequent Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Option on the anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such date.

        (vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

    5.  Eligibility.  Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

      The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

    6.  Term of Plan.  The Plan shall become effective upon the later to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

    7.  Form of Consideration.  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other Shares, provided Shares acquired from the Company, (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

    8.  Exercise of Option.

      (a) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

        An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Continuous Status as a Director.  Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not vested as to his or her entire Option on the date of such termination, the shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (c) Disability of Optionee.  In the event Optionee's status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not vested as to his or her entire Option on the date of termination, the shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (d) Death of Optionee.  In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not vested as to his or her entire an Option on the date of death, the shares covered by the unvested portion of the Option shall revert to the Plan. To the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    9.  Non-Transferability of Options.  The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

      (a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

      (b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

      (c) Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

    If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

    For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    11. Amendment and Termination of the Plan.

      (a) Amendment and Termination.  The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

      (b) Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

    12. Time of Granting Options.  The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

    13. Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    14. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    15. Option Agreement.  Options shall be evidenced by written option agreements in such form as the Board shall approve.

    16. Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

DETACH HERE

PROXY

UTSTARCOM, INC.

1275 Harbor Bay Parkway
Alameda, California 94502

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS

P R O X Y

    The undersigned hereby appoints Hong Liang Lu with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of UTStarcom, Inc. (the "Company") held of record by the undersigned on March 28, 2001 at the Annual Meeting of Shareholders to be held on May 11, 2001 and any adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

	SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

UTStarcom, Inc.

DETACH HERE

/x/	Please mark votes as in this example.
	1.	Election of directors.						FOR	AGAINST	ABSTAIN
		Nominees: (01) Thomas J. Toy and (02) Ying Wu.				2.	Approve the adoption of the 2001 Director Option Plan.	/ /	/ /	/ /
		FOR	WITHHELD
		/ /	/ /	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	/ /	3.	Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors.	/ /	/ /	/ /
	/ /	For all nominees except as noted above					In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.
						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				/ /

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.
Signature:	Date:	Signature:	Date:

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPROVAL OF THE 2001 DIRECTOR OPTION PLAN
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION AND OTHER MATTERS
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
COMPANY'S STOCK PERFORMANCE
STOCK PRICE PERFORMANCE GRAPH FOR UTSTARCOM, INC.
COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN* AMONG UTSTARCOM, INC., THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX AND THE S & P TELECOMMUNICATIONS (CELLULAR/WIRELESS) INDEX
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
Appendix A Description of the UTStarcom, Inc. 2001 Director Option Plan
Appendix B Charter for the Audit Committee
UTSTARCOM, INC. 2001 DIRECTOR OPTION PLAN